Exhibit 10.24

FIRST AMENDMENT TO THE

EXECUTIVE AGREEMENT OF DANIEL TASSE

This FIRST AMENDMENT TO THE EXECUTIVE AGREEMENT OF DANIEL TASSE the “Amendment”) is entered into this 27th day of June 2019 (the “Effective Date”), by and between DANIEL TASSE (the “Executive”) and DBV TECHNOLOGIES S.A. (the “Company”).

RECITALS

A. The Company and the Executive have entered into that certain Executive Agreement effective November 29, 2018 (the “Executive Agreement”); and

B. In light of the Board’s recent approval of the performance conditions applicable to severance payments under Section 10 of the Executive Agreement, the Company and the Executive desire to amend the Executive Agreement as provided in this Amendment.

AGREEMENT

The parties agree to the following:

1. Amendment to Section 10(a). Section 10(a) of the Executive Agreement is hereby and replaced in its entirety as follows:

(a) Performance Conditions. In addition to the above requirements regarding shareholder approval, all severance payments under this Section are contingent upon and subject to the achievement of all of the following performance conditions:

(i) Approval of Viaskin® Peanut in a major market;

(ii) The Company’s build of an EPIT® pipeline with three ongoing clinical trials; and

(iii) The existence of six months of cash runway as determined in accordance with the Company’s spend in the calendar quarter preceding the date of severance.

2. No Other Amendments. Except as modified or amended in this Amendment, no other term or provision of the Executive Agreement is amended or modified in any respect. The Executive Agreement, and its exhibits, along with this Amendment, set forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company.

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The parties have executed this First Amendment to the Executive Agreement of Daniel Tassé on the day and year first written above.

DBV Technologies S.A.

/s/ David Schilansky
David Schilansky

Deputy CEO

EXECUTIVE:

/s/ Daniel Tasse
Daniel Tasse

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